UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 16, 2005

                                   VOIP, INC.
                                   ----------
             (Exact name of registrant as specified in its charter)

          Texas                    0-28985                75-2785941
         ------                   ---------               ----------
(State of Incorporation)    (Commission File No.)        (IRS Employer
                                                       Identification No.)

         12330 SW 53rd Street, Suite 712, Ft. Lauderdale, Florida 33330
         --------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (954) 434-2000
                                 --------------
              (Registrant's telephone number, including area code)

Item 7.01 Regulation FD Disclosure

      On May 16, 2005, VoIP, Inc. (the "Company"), and Caerus, Inc. ("Caerus") announced the signing of a letter of intent (the "Letter of Intent") pursuant to which the Company will acquire Caerus. The acquisition is expected to be completed pursuant to an Agreement and Plan of Merger to be entered into by the Company and Caerus, pursuant to which, among other things, Volo Acquisition Corp., a wholly-owned subsidiary of the Company will be merged
(the "Merger") with and into Caerus, with Caerus as the surviving corporation. The completion of the Merger will be subject to customary conditions.

      The Letter of Intent provides that the Company will issue 15 million shares of its common stock to the Caerus stockholders in the Merger. Each outstanding option to purchase Caerus common stock will be converted into an option to purchase the Company's common stock on the same terms and conditions that are applicable to the Caerus options, except that the number of shares of the Company's common stock that are subject to the options and the exercise price of the options will be adjusted to preserve the economic value of the options.

      In connection with the Merger, the Company will enter into an employment agreement with Mr. Shawn Lewis, CEO of Caerus, and he will receive a seat on the board of directors of the Company. Stockholders receiving shares of the Company's common stock in the Merger will be granted limited "piggyback" registration rights on terms customary for such arrangements.

      In addition, the Company has advanced Caerus the amount of $475,000. The Company anticipates that it will advance an additional $275,000 to Caerus prior to completion of the Merger. If the Merger is not completed by May 31, 2005, Caerus will repay the amounts advanced by the Company, plus interest at the rate of 12% per annum.

      A copy of the press release of the Company and Caerus announcing the execution of the Letter of Intent is filed as Exhibit 99.1 hereto.

Safe Harbor

      Statements about the Company's future expectations and all other statements in this Current Report on Form 8-K, other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

      The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

Item 9.01 Financial Statements and Exhibits.

      Exhibit 99.1 hereto is being furnished, and shall not be deemed to be "filed" with the SEC. The information in Exhibit 99.1 shall not be incorporated by reference into any filing of the Company with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

      (c) Exhibits.

            99.1 Press Release, dated May 16, 2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 20, 2005                       VOIP, INC.
                                           (Registrant)


                                           By:      /s/  Steven Ivester
                                              ----------------------------------
                                                    Steven Ivester
                                                    President and Chief
                                                    Executive Officer